                                                                       EXHIBIT 1









                          TRANSCANADA PIPELINES LIMITED

                        ANNUAL FILING OF REPORTING ISSUER

                      FOR THE YEAR ENDED DECEMBER 31, 2003










                                                               FEBRUARY 24, 2004

                          TRANSCANADA PIPELINES LIMITED

                                   THE COMPANY

         TransCanada PipeLines Limited ("TCPL") is a major natural gas transmission and power company headquartered in Calgary, Alberta. TCPL owns and operates regulated pipeline businesses for the transportation of natural gas and power plants in Canada and the United States.

                          JURISDICTION OF INCORPORATION

        TransCanada PipeLines Limited is a Canadian public company which was incorporated on March 21, 1951 by Special Act of Parliament as Trans-Canada Pipe Lines Limited and in April 1972 continued under the CANADA CORPORATIONS ACT by Letter Patent and then continued under the CANADA BUSINESS CORPORATIONS ACT in June 1979. TransCanada Corporation ("TransCanada") was incorporated pursuant to the provisions of the CANADA BUSINESS CORPORATION ACT on February 25, 2003 in connection with a plan of arrangement designed to establish TransCanada as the parent company of TCPL. The arrangement was approved by TCPL common shareholders on April 25, 2003 and following court approval, Articles of Arrangement were filed making the arrangement effective May 15, 2003. The common shareholders of TCPL exchanged each of their TCPL common shares for one common share of TransCanada. The debt securities and preferred shares of TCPL remained obligations and securities of TCPL. TCPL continues to hold the assets it held prior to the arrangement and continues to carry on business as the principal operating subsidiary of the TransCanada group of entities. TransCanada does not hold any assets directly other than the common shares of TCPL. Herein the "Company" refers to both TCPL and TransCanada collectively.

                               FINANCIAL YEAR END

         The financial year end of TCPL is December 31.

         VOTING SECURITIES AND PRINCIPAL HOLDERS OF VOTING SECURITIES

         As at February 24, 2004, TCPL had 483,330,775 common shares issued and outstanding all of which are owned by TransCanada. Each common share entitles the holder to one vote.

                                    DIRECTORS

         Each director of TransCanada also serves as a director of TCPL. The following table and associated notes set forth, in alphabetical order, the names of each director of TCPL at February 24, 2004, their municipalities of residence, their respective principal occupations within the past five years and the number of each class of securities of TCPL or any of its subsidiaries owned by each of them or over which control or direction is exercised by each of them. Each director holds office until the next annual meeting or until his or her successor is earlier elected or appointed.

NAME                                         PRINCIPAL OCCUPATION DURING THE FIVE PRECEDING YEARS               DIRECTOR SINCE
----                                         ----------------------------------------------------               --------------
Douglas D. Baldwin, P. Eng. (1)      Chairman,  Talisman  Energy  Inc.,  (oil and  gas),  since  May 2003.           1999
Calgary, Alberta                     President and Chief  Executive  Officer,  TCPL,  from  August 1999 to
                                     April 2001.  Director,  Calgary Airport  Authority,  Citadel Group of
                                     Funds,  Resolute  Energy  Inc.  and UTS Energy  Corporation.  Member,
                                     Board of Governors, University of Calgary.

Wendy K. Dobson(2)                   Professor,  Rotman School of Management  and Director,  Institute for           1992
Uxbridge, Ontario                    International Business, University of Toronto (education).  Director,
                                     MDS Inc.,  The Toronto-Dominion  Bank and Vice Chair, Canadian Public
                                     Accountability Board.

NAME                                         PRINCIPAL OCCUPATION DURING THE FIVE PRECEDING YEARS               DIRECTOR SINCE
----                                         ----------------------------------------------------               --------------

The Hon. Paule Gauthier,             Senior Partner, Desjardins Ducharme Stein Monast (law firm). Director,          2002
                                     Royal Bank of Canada, The Royal Trust Corporation of Canada, The Royal
                                     Trust  Company,   Rothmans  Inc.  and  Metro  Inc.   Chair,   Security
                                     Intelligence  Review  Committee.  President,  Fondation  de la  Maison
                                     Michel  Sarrazin and President,  Institut  Quebecois des Hautes Etudes
                                     Internationales, Laval University.

Richard F. Haskayne,                 Chairman of the Board,  TransCanada  and TCPL.  Prior to February 19,           1998
O.C., F.C.A.                         2003,  Chairman,  Fording Inc.  (coal  and  wolastonite).   Director,       (NOVA, 1991)
Calgary, Alberta                     EnCana Corporation and Weyerhaeuser Company.

Kerry L. Hawkins                     President, Cargill Limited (grain handlers, merchants,  transporters,           1996
Winnipeg, Manitoba                   processors of  agricultural  products and gas  marketers).  Director,
                                     NOVA  Chemicals  Corporation,  Shell Canada  Limited and Hudson's Bay
                                     Company.

S. Barry Jackson(3)                  Chairman,   Resolute  Energy Inc.   (oil  and  gas)  since  2002  and           2002
Calgary, Alberta                     Chairman,  Deer  Creek  Energy  Limited  (oil  and gas)  since  2001.
                                     President and Chief Executive Officer,  Crestar Energy Inc.  (oil and
                                     gas), from 1993 to 2000. Director, Nexen Inc.

Harold N. Kvisle, P. Eng. (4)        President and Chief  Executive  Officer,  TransCanada  and TCPL since           2001
Calgary, Alberta                     May 2001.    Executive    Vice-President,    Trading   and   Business
                                     Development,   TCPL,   from   June   2000  to  April   2001.   Senior
                                     Vice-President,  Trading and Business  Development,  TCPL, from April
                                     2000  to June  2000.  Senior  Vice-President  and  President,  Energy
                                     Operations,  TCPL,  from  September  1999 to  April  2000.  Prior  to
                                     September 1999, President, Fletcher Challenge Energy Canada Inc. (oil
                                     and gas).  Director,  Norske Skog Canada  Limited,  PrimeWest  Energy
                                     Inc.,  TransCanada  Power,  L.P.,  Chair,   Interstate  National  Gas
                                     Association of America and Chair, Mount Royal College.

David P. O'Brien                     Chairman,   EnCana  Corporation  (oil  and  gas),  since  April 2002.           2001
Calgary, Alberta                     Chairman and Chief Executive Officer,  PanCanadian Energy Corporation
                                     (oil and gas), from October 2001 to April 2002.  Chairman,  President
                                     and   Chief    Executive    Officer,    Canadian    Pacific   Limited
                                     (transportation,  energy and hotels),  from May 1996 to October 2001.
                                     Director, Royal Bank of Canada, Fairmont Hotels & Resorts Inc.,  Inco
                                     Limited,  Molson Inc.,  Profico Energy Management Ltd.  and The E & P
                                     Limited Partnership.

James R. Paul                        Chairman,  James and Associates  (private investment firm). Member of           1996
Kingwood, Texas                      the Advisory Board, AMEC PLC.

Harry G. Schaefer, F.C.A.            President,   Schaefer &   Associates  (business  advisory  services).           1987
Calgary, Alberta                     Vice-Chairman  of  the  Board,   TransCanada  and  TCPL  since  1998.
                                     Chairman,  Crestar  Energy Inc.  (oil  and  gas),  from  May 1996  to
                                     November 2000.   Director,  Agrium Inc.  and  Fording  Canadian  Coal
                                     Trust.  Chairman,  Alberta Chapter,  Institute of Corporate Directors
                                     and Chair, The Mount Royal College Foundation.

NAME                                         PRINCIPAL OCCUPATION DURING THE FIVE PRECEDING YEARS               DIRECTOR SINCE
----                                         ----------------------------------------------------               --------------

W. Thomas Stephens                   Corporate Director,  Chief Executive Officer,  MacMillan Bloedel                1999
                                     Limited  (forest  products),  from  october  1997  to  October  1999.
                                     Director,  Xcel  Energy  Inc.,  Norske  Skog  Canada  Limited,  Qwest
                                     Communications International Inc. and The Putnam Funds.

Joseph D. Thompson, (5)              Chairman, PCL Construction Group Inc. (general construction                     1995
P. Eng.                              contractors). Director, NOVA Chemicals Corporation.
Edmonton, Alberta

Notes

(1) MR. BALDWIN HOLDS 100 CUMULATIVE REDEEMABLE FIRST PREFERRED SHARES SERIES U AND 500 CUMULATIVE REDEEMABLE FIRST PREFERRED SHARES, SERIES Y, AND 2,000 UNITS OF TRANSCANADA POWER, L.P.

(2)  MS. DOBSON HOLDS 1,000 UNITS OF TRANSCANADA POWER, L.P.

(3)  MR. JACKSON HOLDS 5,000 UNITS OF TRANSCANADA POWER, L.P.

(4)  MR. KVISLE HOLDS 1,000 UNITS OF TRANSCANADA POWER, L.P.

(5)  MR. THOMPSON HOLDS 10,200 UNITS OF TRANSCANADA POWER, L.P.

                      COMMITTEES OF THE BOARD OF DIRECTORS

     TCPL is required to have an audit committee ("Audit Committee"). The directors who are members of this committee are H.G. Schaefer (Chair), the Hon. P. Gauthier, K.L. Hawkins, S.B. Jackson and J.R. Paul. The other committees of the Board are the Governance Committee, the Health, Safety and Environment Committee and the Human Resources Committee. The Board does not have an Executive Committee.

                       COMPENSATION AND OTHER INFORMATION

COMPENSATION OF DIRECTORS

     TCPL's directors also serve as directors of TransCanada. An aggregate fee is paid for serving on the board of TCPL and for serving on the board of TransCanada. Since TransCanada does not hold any assets directly other than the common shares of TCPL and does not raise public debt, all directors' costs are assumed by TCPL according to a management services agreement between the two companies.

GENERAL

     TCPL's directors' compensation practices are designed to reflect the size and complexity of TCPL and to reinforce the emphasis TCPL places on shareholder value by linking a portion of directors' compensation to the value of TransCanada common shares. TCPL requires each director to acquire and hold a minimum number of TransCanada common shares equal in value to five times the director's annual cash retainer fee. Directors have a maximum of five years to reach this level of share ownership. The level of ownership can be achieved by direct purchase of TransCanada common shares, by participation in the TransCanada Dividend Reinvestment Plan or by means of directing cash retainer fees into, or otherwise acquiring units under, the TCPL Share Unit Plan for Non-Employee Directors (1998) (the "DSU Plan"), described elsewhere in this Annual Filing of Reporting Issuer. All directors hold the minimum number of TransCanada common shares.

BOARD AND COMMITTEE REMUNERATION

     For the financial year ended December 31, 2003, each director who was not an employee of TCPL, other than the Chair, was paid in quarterly installments in arrears as follows:

     Retainer fee....................................................... $27,000 per annum
     Committee retainer fee............................................. $ 3,000 per annum
     Committee Chair retainer fee....................................... $ 4,000 per annum
     Board and Committee attendance fee................................. $ 1,500 per meeting
     Committee Chair attendance fee..................................... $ 1,500 per meeting

     The Chair, who was paid none of the directors' fees outlined above, was paid a retainer fee of $300,000 per annum in respect of his duties as Chair, $3,000 per chaired board meeting, and was reimbursed for certain office and other expenses. The Vice-Chair was paid a retainer fee of $12,000 per annum in respect of his duties as Vice-Chair, in addition to his other director's fees as outlined above. Additionally, directors other than the Chair and any director who is an employee of TCPL, receive in respect of their service as directors, an annual grant of units under the DSU Plan. See "Deferred Share Unit Plan for Directors". Fees are paid quarterly and are pro-rated from the date of the director's appointment to the Board and the relevant committees.

     TCPL pays a travel fee of $1,500 per meeting for which round trip travel time exceeds three hours, and reimburses the directors for out-of-pocket expenses incurred in attending such meetings. Directors who are U.S. residents are paid the same amounts as outlined above in U.S. dollars.

                     CASH FEES PAID TO DIRECTORS IN 2003(1)

NAME                         RETAINER    COMMITTEE  COMMITTEE CHAIR      BOARD       COMMITTEE    TRAVEL FEE TOTAL FEES
                                FEE      RETAINER     RETAINER FEE    ATTENDANCE   ATTENDANCE FEE               PAID
                                            FEE                           FEE
-------------------------------------------------------------------------------------------------------------------------
Douglas Baldwin(2).........     $27,000      $6,000           $4,000       $16,500        $16,500     $1,500     $71,500
Wendy Dobson(2)............      27,000       6,000            4,000        16,500         12,000      9,000      74,500
Paule Gauthier.............      27,000       6,000              N/A        18,000         13,500     10,500      75,000
Richard Haskayne(3)........     339,000         N/A              N/A           N/A            N/A      1,500     340,500
Kerry Hawkins(2)...........      27,000       6,000            4,000        18,000         19,500     12,000      86,500
Barry Jackson .............      27,000       6,000              N/A        19,500         13,500      1,500      67,500
David O'Brien..............      27,000       6,000              N/A        13,500          4,500      1,500      52,500
James Paul(4)..............      27,000       6,000              N/A        19,500         12,000     10,500      75,000
Harry Schaefer(2) (5)......      39,000       6,000           25,547        19,500         21,000        N/A      89,500
W. Thomas Stephens(4)......      27,000       6,000              N/A        19,500          9,000     12,000      73,500
Joseph Thompson............      27,000       6,000              N/A        18,000         10,500     12,000      73,500

     NOTES:

     (1) FEES ARE AGGREGATE AMOUNTS RESPECTING DUTIES PERFORMED ON BOTH TCPL AND TRANSCANADA BOARDS.

     (2) THE COMMITTEE CHAIR RETAINER FEE AMOUNT INCLUDES FEES PAID IN ADDITION TO THE COMMITTEE RETAINER FEE IN RESPECT OF DUTIES PERFORMED AND MEETINGS HELD IN PREPARATION FOR COMMITTEE MEETINGS.

     (3) THE RETAINER FEE AMOUNT INCLUDES THE FEE OF $3,000 IN RESPECT OF EACH BOARD MEETING CHAIRED.

     (4)  U.S. DIRECTORS ARE PAID THESE DOLLAR AMOUNTS IN U.S. DOLLARS.

     (5) THE RETAINER FEE AMOUNT INCLUDES THE FEE OF $12,000 IN RESPECT OF DUTIES PERFORMED AS VICE-CHAIR.

DEFERRED SHARE UNIT PLAN FOR DIRECTORS

     The DSU Plan was established in 1998 and was amended and restated in October 2000 and further amended in 2003 to give effect to the plan of arrangement. The DSU Plan allows eligible Board members, on a quarterly basis, to direct their annual directors' retainer fee or, at the discretion of the Governance Committee, other board-related fees, to acquire units representing the right to acquire TransCanada common shares. The DSU Plan also allows for grants of units as additional directors' compensation; these grants are made annually to the directors other than the Chair and the President and Chief Executive Officer. In September 2003, a grant of 3,000 DSU units per eligible director was made.

     Initially the value of a DSU unit is equal to the market value of a TransCanada common share at the time the directors are credited with the units. Thus the grant of 3,000 DSU units in September 2003 had an initial cash value of approximately $75,390. The value of a DSU unit, when redeemed, is equivalent to the market value of a TransCanada common share at the time the redemption takes place. In addition, at the time dividends are declared on the common shares each DSU unit accrues an amount equal to such dividends, which amount is then reinvested at such time in additional DSU units at a price equal to the market value of a common share. DSU units do not vest until the director ceases to be a member of the Board.

COMPENSATION OF OFFICERS

     TCPL's officers also serve as officers of TransCanada. An aggregate remuneration is paid for serving as an officer of TCPL and for serving as an officer of TransCanada. Since TransCanada does not hold any assets directly other than the common shares of TCPL and does not raise public debt, all management costs are assumed by TCPL in accordance to a management services agreement between the two companies.

SUMMARY COMPENSATION TABLE

     The following table provides, as at December 31, a summary of the remuneration earned by the President and Chief Executive Officer and the four other most highly compensated policy-making executive officers who act in such capacities for both TransCanada and TCPL (collectively, the "Named Executive Officers"), for services rendered in all capacities during the financial years ended December 31, 2003, 2002 and 2001. The Human Resources Committees of the Boards of Directors of TransCanada and TCPL have been delegated joint responsible to make determinations with respect to executive compensation. Hereafter references to the Human Resources Committee means those committees collectively. The summary of the remuneration also includes stock options awarded under the TransCanada Stock Option Plan (the "Stock Option Plan") and units awarded under the TransCanada Executive Share Unit Plan (the "Executive Share Unit Plan") on February 23, 2004 which awards are attributable, in part, to 2003 performance. Specific aspects of this compensation are described in the following tables.

---------------------------------------------------------------------------------------------------------------------
                                            ANNUAL COMPENSATION              LONG-TERM COMPENSATION
                                 --------------------------------------------------------------------
                                                                                     AWARDS
                                 --------------------------------------------------------------------
                                                                             SECURITIES
                                                                 OTHER          UNDER    RESTRICTED
NAME AND PRINCIPAL                                               ANNUAL        OPTIONS      SHARE        ALL OTHER
POSITION OF THE NAMED                     SALARY    BONUS(1)  COMPENSATION(2)  GRANTED(3)   UNITS(4)   COMPENSATION(5)
EXECUTIVE OFFICERS                YEAR      ($)       ($)           ($)            (#)         ($)           ($)
-----------------------------------------------------------------------------------------------------------------------
H.N. Kvisle                       2003   772,503    900,000           69,108   165,000     1,961,538          53,915
President and                     2002   726,252  1,000,000           93,230   200,000     1,095,000               0
Chief Executive Officer           2001   627,091    959,000           32,999   250,000(6)          0               0
-----------------------------------------------------------------------------------------------------------------------
R.K. Girling                      2003   443,751    430,000           39,611    60,000       784,570          21,566
Executive Vice-President,         2002   420,003    480,000           26,904    80,000       438,000           6,575
Corporate Development             2001   395,001    440,000           26,812    65,000             0           6,561
And Chief Financial Officer
-----------------------------------------------------------------------------------------------------------------------
A.J. Pourbaix                     2003   382,506    430,000           51,638    60,000       700,552          21,566
Executive Vice-President,         2002   322,500    480,000           14,790    80,000       438,000           6,575
Power                             2001   290,001    440,000           13,487    65,000             0               0
-----------------------------------------------------------------------------------------------------------------------
R.J. Turner                       2003   447,501    300,000           64,233    40,000       577,272          16,175
Executive Vice-President,         2002   436,254    340,000           41,420    60,000       328,500               0
Gas Transmission                  2001   412,503    340,000           45,453    50,000             0               0
-----------------------------------------------------------------------------------------------------------------------
D.J. McConaghy                    2003   337,506    400,000           43,595    60,000       616,534          16,175
Executive Vice-President,         2002   322,500    310,000           56,043    60,000       328,500               0
Gas Development                   2001   265,000    260,000           34,970    45,000             0               0
-----------------------------------------------------------------------------------------------------------------------

         NOTES:

         (1) AMOUNTS REFERRED TO IN THIS TABLE AS "BONUS" ARE PAID PURSUANT TO THE COMPANY'S INCENTIVE COMPENSATION PROGRAM. SEE "REPORT ON EXECUTIVE COMPENSATION -- SHORT-TERM INCENTIVE COMPENSATION".

         (2) THE AMOUNTS IN THIS COLUMN INCLUDE THE VALUE OF SALARY PAID IN LIEU OF VACATION AND THESE NAMED EXECUTIVES OFFICERS RECEIVED THE FOLLOWING IN 2003: MR. KVISLE - $28,270, MR. TURNER - $42,308; AND IN 2002: MR. KVISLE

                   - $53,848 AND MR. MCCONAGHY - $24,231. ALSO, THIS COLUMN INCLUDES AMOUNTS PAID TO THE NAMED EXECUTIVE OFFICERS BY WAY OF FLEX BENEFIT CREDITS APPLIED TO THE TRANSCANADA EMPLOYEE STOCK SAVINGS PLAN ("EMPLOYEE STOCK SAVINGS PLAN"), SPECIFICALLY, IN 2003: MR. KVISLE - $31,772, MR. POURBAIX - $14,771 AND MR. TURNER - $17,388; AND IN 2002:
                   MR. KVISLE - $32,135 AND MR. MCCONAGHY - $14,200. IN ADDITION, THE AMOUNTS INCLUDE PAYMENTS MADE TO THE NAMED EXECUTIVE OFFICERS BY SUBSIDIARIES AND AFFILIATES OF TRANSCANADA (INCLUDING DIRECTORS' FEES PAID BY AFFILIATES AND AMOUNTS PAID FOR SERVING ON MANAGEMENT COMMITTEES OF PARTNERSHIPS IN WHICH TRANSCANADA HOLDS AN INTEREST),
                   SPECIFICALLY: MR. POURBAIX - $22,917 (DIRECTORS' FEES PAID BY AN AFFILIATE).

         (3) THIS COLUMN SHOWS THE NUMBER OF STOCK OPTIONS AWARDED UNDER THE STOCK OPTION PLAN TO EACH OF THE NAMED EXECUTIVE OFFICERS FOR EACH OF THE FINANCIAL YEARS. A SIMILAR NUMBER OF PERFORMANCE UNITS WERE GRANTED IN 2002 AND 2001 UNDER THE TRANSCANADA PERFORMANCE UNIT PLAN (THE "PERFORMANCE UNIT PLAN"). SEE "REPORT ON EXECUTIVE COMPENSATION --PERFORMANCE UNIT PLAN". FOR THE MOST RECENT YEAR, THE STOCK OPTION AWARD WAS APPROVED IN FEBRUARY 2004 AND IS ATTRIBUTABLE TO THE NAMED EXECUTIVE OFFICER'S 2003 AND EXPECTED FUTURE CONTRIBUTIONS; NO CORRESPONDING PERFORMANCE UNITS WERE GRANTED. OPTIONS AWARDED FOR THE 2002 AND 2001 CALENDAR YEARS ARE DESCRIBED IN THE MANAGEMENT PROXY CIRCULAR DATED FEBRUARY 25, 2003 AND FEBRUARY 26, 2002, RESPECTIVELY. THE STOCK OPTION PLAN IS DESCRIBED UNDER "REPORT ON EXECUTIVE COMPENSATION --STOCK OPTION PLAN".

         (4) THE AMOUNTS IN THIS COLUMN WERE REPORTED IN THE COLUMN "ALL OTHER COMPENSATION" IN PREVIOUS YEARS AND REFLECT THE DOLLAR VALUE OF UNITS AWARDED UNDER THE EXECUTIVE SHARE UNIT PLAN TO EACH OF THE NAMED EXECUTIVE OFFICERS FOR EACH OF THE FINANCIAL YEARS. THE DOLLAR VALUE IS DETERMINED BY MULTIPLYING THE NUMBER OF UNITS AWARDED BY THE CLOSING MARKET PRICE OF THE COMMON SHARES ON THE DATE OF THE AWARD. IN ADDITION, AT THE TIME DIVIDENDS ARE DECLARED ON THE COMMON SHARES EACH UNIT ACCRUES AN AMOUNT EQUAL TO SUCH DIVIDENDS, WHICH AMOUNT IS THEN REINVESTED AT SUCH TIME IN ADDITIONAL UNITS AT A PRICE EQUAL TO THE MARKET VALUE OF A COMMON SHARE. FOR THE MOST RECENT YEAR, THE AWARD OF UNITS WAS APPROVED IN FEBRUARY 2004 AT AN AWARD PRICE OF $26.80. THE INITIAL AWARD OF UNITS UNDER THE EXECUTIVE SHARE UNIT PLAN APPROVED IN FEBRUARY 2003 IS DESCRIBED IN TCPL'S MANAGEMENT PROXY CIRCULAR DATED FEBRUARY 25, 2003. VESTING OF ANY OR ALL OF THESE UNITS IS PERFORMANCE BASED, AND AS SUCH A DISCOUNT FACTOR WAS APPLIED WHEN DETERMINING THE NUMBER OF UNITS AWARDED FOR EACH OF THE FINANCIAL YEARS. SEE "REPORT ON EXECUTIVE COMPENSATION -EXECUTIVE SHARE UNIT PLAN". THE AGGREGATE NUMBER OF UNITS AT DECEMBER 31, 2003 AND THEIR VALUES AT THEIR RESPECTIVE AWARD DATES ARE AS FOLLOWS:

                  ------------------------------------------------------------------------------------
                                                           RESTRICTED SHARE UNITS          VALUE AT
                                                          HELD AT DECEMBER 31, 2003       AWARD DATE
                                                                      #                       $
                  ------------------------------------------------------------------------------------
                  H.N. Kvisle                                     52,210                $1,148,915
                  ------------------------------------------------------------------------------------
                  R.K. Girling                                    20,884                   459,566
                  ------------------------------------------------------------------------------------
                  A.J. Pourbaix                                   20,884                   459,566
                  ------------------------------------------------------------------------------------
                  R.J. Turner                                     15,663                   344,675
                  ------------------------------------------------------------------------------------
                  D.J. McConaghy                                  15,663                   344,675
                  ------------------------------------------------------------------------------------

          (5) THE AMOUNTS IN THE COLUMN "RESTRICTED SHARE UNITS" WERE REPORTED IN THIS COLUMN IN THE TCPL MANAGEMENT PROXY CIRCULAR DATED FEBRUARY 25, 2003. FOR 2003, THE AMOUNTS IN THIS COLUMN INCLUDE THE VALUE OF ADDITIONAL UNITS ACQUIRED THROUGH THE REINVESTMENT OF DIVIDEND EQUIVALENTS ACCRUED ON OUTSTANDING UNITS UNDER THE EXECUTIVE SHARE UNIT PLAN. FOR 2002 AND 2001, THE AMOUNTS IN THIS COLUMN ALSO INCLUDE AMOUNTS CONTRIBUTED BY TCPL TO THE NAMED EXECUTIVE OFFICER UNDER THE DEFINED CONTRIBUTION PENSION PLAN. SEE "PENSION AND RETIREMENT BENEFITS".

          (6) MR. KVISLE WAS APPOINTED PRESIDENT AND CHIEF EXECUTIVE OFFICER OF TCPL ON MAY 1, 2001 AND RECEIVED AN AWARD OF 100,000 STOCK OPTIONS UPON APPOINTMENT.

LONG-TERM INCENTIVE PLANS

PERFORMANCE UNIT PLAN ACCRUALS FOR 2003

     The following table sets forth information regarding Performance Unit Plan awards made to the Named Executive Officers. Commencing December 31,
     2002 no further awards have been made under the Performance Unit Plan.
     The estimated future payouts set out in the table include all accruals up to and including the accrual approved on February 23, 2004 which accrual is attributable to 2003 performance. See "Report on Executive Compensation --Performance Unit Plan" for information with respect to this plan.

----------------------------------------------------------------------------------------------------------------------
                                                                                    ESTIMATED FUTURE PAYOUTS UNDER
                                                                                  NON-SECURITIES PRICE-BASED PLANS(3)
                                                                                --------------------------------------
                                        UNITS(1)                                 THRESHOLD        TARGET      MAXIMUM
NAME                                      (#)       PERIOD UNTIL MATURATION(2)    ($ OR #)       ($ OR #)       ($)
----------------------------------------------------------------------------------------------------------------------
H.N. Kvisle                              150,000    February 25, 2012                  N/A            N/A     305,250
                                         100,000    March 20, 2011                     N/A            N/A     293,500
                                          42,500    February 27, 2011                  N/A            N/A     124,738
                                          55,000    February 28, 2010                  N/A            N/A     209,825
                                          50,000    February 1, 2010                   N/A            N/A     190,750
                                          90,000    September 1, 2009                  N/A            N/A     343,350
----------------------------------------------------------------------------------------------------------------------
R.K. Girling                              65,000    February 25, 2012                  N/A            N/A     132,275
                                          45,000    February 27, 2011                  N/A            N/A     132,075
                                          45,000    February 28, 2010                  N/A            N/A     171,675
                                          50,000    February 1, 2010                   N/A            N/A     190,750
                                          20,000    July 29, 2009                      N/A            N/A      76,300
                                          25,000    March 1, 2009                      N/A            N/A      95,375
                                          25,000    December 3, 2008                   N/A            N/A      95,375
                                          25,162    December 9, 2007                   N/A            N/A     126,439
----------------------------------------------------------------------------------------------------------------------
A.J. Pourbaix                             65,000    February 25, 2012                  N/A            N/A     132,275
                                          35,000    February 27, 2011                  N/A            N/A     102,725
                                          20,000    February 28, 2010                  N/A            N/A      76,300
                                          20,000    February 1, 2010                   N/A            N/A      76,300
                                          20,000    March 1, 2009                      N/A            N/A      76,300
                                          17,500    December 3, 2008                   N/A            N/A      66,763
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
                                                                                    Estimated Future Payouts Under
                                                                                  Non-Securities Price-Based Plans(3)
                                                                                --------------------------------------
                                        Units(1)                                 Threshold        Target      Maximum
Name                                      (#)       Period until Maturation(2)    ($ or #)       ($ or #)       ($)
----------------------------------------------------------------------------------------------------------------------
R.J. Turner                               50,000    February 25, 2012                  N/A            N/A     101,750
----------------------------------------------------------------------------------------------------------------------
D.J. McConaghy                            45,000    February 25, 2012                  N/A            N/A      91,575
                                          35,000    February 27, 2011                  N/A            N/A     102,725
                                          20,000    February 28, 2010                  N/A            N/A      76,300
                                          20,000    February 1, 2010                   N/A            N/A      76,300
                                          17,500    March 1, 2009                      N/A            N/A      66,763
----------------------------------------------------------------------------------------------------------------------

         Notes:

         (1) As no further awards have been made under this plan, it will be phased out over the 10-year life of the outstanding units.

         (2) The exercise period for all units commences upon vesting, which is the third anniversary of the award date and expires on the tenth anniversary of the award date, with the exception of the performance units maturing on February 1, 2010 granted under a one time special performance incentive program, which vested on February 22, 2002. See "Report on Executive Compensation --Performance Unit Plan".

         (3) The Human Resources Committee determined in February 2004 that $1.06 will accrue for 2003 in respect of the awards made from 1995 to 2002, which awards are referred to beginning at the first line for each Named Executive Officer. The amounts referred to herein may never be received by the Named Executive Officers. See "Report on Executive Compensation -- Performance Unit Plan".

OPTIONS GRANTED FOR 2003

     The following table sets forth the stock options under the Stock Option Plan earned and awarded to each of the Named Executive Officers for 2003 and for their expected future contributions. See "Report on Executive Compensation --Stock Option Plan" for information with respect to this plan. Options awarded in 2003 and attributable to the executive's performance for the 2002 calendar year are reported in TCPL's Management Proxy Circular dated February 25, 2003 and in this Form 28 under "Compensation of Officers -- Summary Compensation Table".

---------------------------------------------------------------------------------------------------------------------------------
                                                                                   Market Value of Common
                                                                                      Shares Underlying
                            Number of Common        % of Total     Exercise Price  Options on the Date of
Name                      Shares Under Options   Options Granted      ($/common             Grant
                               Granted(1)        to Employees for     share)(2)       ($/common share)        Expiration Date
                                                       2003
---------------------------------------------------------------------------------------------------------------------------------
H.N. Kvisle                      165,000              12.02             26.85               26.80          February 23, 2011
---------------------------------------------------------------------------------------------------------------------------------
R.K. Girling                     60,000                4.37             26.85               26.80          February 23, 2011
---------------------------------------------------------------------------------------------------------------------------------
A.J. Pourbaix                    60,000                4.37             26.85               26.80          February 23, 2011
---------------------------------------------------------------------------------------------------------------------------------
R.J. Turner                      40,000                2.91             26.85               26.80          February 23, 2011
---------------------------------------------------------------------------------------------------------------------------------
D.J. McConaghy                   60,000                4.37             26.85               26.80          February 23, 2011
---------------------------------------------------------------------------------------------------------------------------------

         NOTES:

         (1) ANNUAL OPTION AWARDS UNDER THE STOCK OPTION PLAN AWARDED TO THE NAMED EXECUTIVE OFFICERS IN RELATION TO THE 2003 CALENDAR YEAR AND EXPECTED FUTURE CONTRIBUTIONS WERE APPROVED BY THE HUMAN RESOURCES COMMITTEE ON FEBRUARY 23, 2004 AND ARE REFLECTED IN THIS PROXY CIRCULAR. THESE OPTIONS VEST AND ARE EXERCISABLE AS TO 33 1/3% ON EACH ANNIVERSARY OF THE AWARD DATE FOR A PERIOD OF THREE YEARS.

         (2) THE EXERCISE PRICE IS EQUAL TO THE HIGHER OF THE CLOSING PRICE OF COMMON SHARES ON THE AWARD DATE AND THE WEIGHTED AVERAGE CLOSING PRICE OF COMMON SHARES ON THE TORONTO STOCK EXCHANGE ("TSX") DURING THE FIVE TRADING DAYS IMMEDIATELY PRIOR TO THE AWARD DATE OF THE OPTIONS.

AGGREGATE OPTION EXERCISES DURING 2003 AND 2003 YEAR-END OPTION VALUES

         The following table summarizes, for each of the Named Executive Officers, the number of stock options, if any, exercised during the financial year ended December 31, 2003, the aggregate value realized upon exercise, the total number of unexercised options, if any, and the value of unexercised "in-the-money" options at December 31, 2003. This table does not include the stock options awarded on February 23, 2004 which award is included in the Summary Compensation Table. The value of unexercised "in-the-money" options at the financial year end is the difference between the exercise price and the closing price of $27.88 per share of a TransCanada common share on the TSX on December 31, 2003. The underlying options have not been and will not necessarily be exercised and the actual gains, if any, on exercise will depend on the value of common shares on the date of exercise.

-------------------------------------------------------------------------------------------------------------------------------
                         Common Shares                        Unexercised Options at        Value of Unexercised in-the-Money
                          Acquired on      Aggregate            December 31, 2003             Options at December 31, 2003
Name                       Exercise      Value Realized                (#)                                 ($)
                              (#)             ($)
                                                         ----------------------------------------------------------------------
                                                           Exercisable     Unexercisable      Exercisable      Unexercisable
-------------------------------------------------------------------------------------------------------------------------------
H.N. Kvisle                            0              0           376,875          310,625         3,791,906         1,913,119
-------------------------------------------------------------------------------------------------------------------------------
R.K. Girling                           0              0           256,412          123,750         2,723,443           764,662
-------------------------------------------------------------------------------------------------------------------------------
A.J. Pourbaix                     20,000        309,030            96,250          121,250           702,737           739,988
-------------------------------------------------------------------------------------------------------------------------------
R.J. Turner                       35,000        454,200           187,225           95,625         1,904,179           599,119
-------------------------------------------------------------------------------------------------------------------------------
D.J. McConaghy                         0              0           153,624           91,250         1,619,927           564,488
-------------------------------------------------------------------------------------------------------------------------------

PENSION AND RETIREMENT BENEFITS

         The Named Executive Officers participate in the Registered Pension Plan and the Executive Supplemental Pension Plan which are both non-contributory defined benefit pension plans. The Registered Pension Plan previously provided three benefit options, a defined benefit, defined contribution and a combination option (defined benefit and defined contribution). The Registered Pension Plan was amended effective October 1, 2001 eliminating the combination option for new members. The Registered Pension Plan was amended January 1, 2003 to eliminate the defined contribution option. Credited service and benefits of all previous defined contribution participants has been recognized in the defined benefit plan as if such participant had always participated in the defined benefit plan.

         The defined benefit plan is integrated with Canada Pension Plan benefits. The benefit calculation is based on: 1.25% of a person's highest average pensionable earnings up to the Final Average Year's Maximum Pensionable Earnings; plus 1.75% of a person's highest average pensionable earnings in excess of the Final Average Year's Maximum Pensionable Earnings; multiplied by the total number of years credited in the Registered Pension Plan ("Credited Pensionable Service"). Pensionable earnings include base salary and actual incentive compensation payments to a targeted percentage for all employees. Highest average pensionable earnings are defined as the average annual pensionable earnings during the 36 consecutive months when earnings were highest in the last 15 years prior to termination of employment. Final Average Year's Maximum Pensionable Earnings are defined as the three-year average of the Year's Maximum Pensionable Earnings as determined in accordance with the CANADA PENSION PLAN ACT.

         Registered defined benefit pension plans are subject to a maximum annual benefit accrual provided for by the INCOME TAX ACT (Canada), currently $1,833 for each year of Credited Pensionable Service, with the result that benefits cannot be earned in the Registered Pension Plan on compensation above approximately $116,000 per annum.

         Under the Executive Supplemental Pension Plan, Named Executive Officers of TCPL, among others, are entitled to supplementary pension benefits. Under this plan, the annual pension benefit is equal to the amount calculated using a formula of 1.75% multiplied by the officer's Credited Pensionable Service under the plan multiplied by the amount by which such officer's highest average annual pensionable earnings exceeds such officer's highest average annual Registered Pension Plan earnings.

         Under the Defined Benefit Plan and the Executive Supplemental Pension Plan, a Named Executive Officer will receive the following normal form of pension:

         (a) in respect of credited service prior to January 1, 1990, upon retirement, a monthly pension payable for life with 60% continuing thereafter to the participant's designated joint annuitant; and

         (b) in respect of credited service on and after January 1, 1990, upon retirement, a monthly pension as described in (a) above and for unmarried participants or married participants who have received spousal consent and who have so elected, a monthly pension payable for life with payments to the participant's estate guaranteed for the balance of 10 years if the participant dies within 10 years of retirement.

         In lieu of the normal form of pension, optional forms of pension payment may be chosen provided that any required waivers are completed.

         The following table sets out for the Named Executive Officers, the estimated annual Defined Benefit Plan benefits (based on the "joint and 60% survivor" method) payable for credited service under the Registered Pension Plan and the Executive Supplemental Pension Plan (excluding amounts payable under the Canada Pension Plan) in specified final average pensionable earnings and years of Credited Pensionable Service classifications.

-------------------------------------------------------------------------------------------------------------------------
    Final Average Pensionable                            Years of Credited Pensionable Service(1)
            Earnings
                                  ---------------------------------------------------------------------------------------
                                       10            15            20           25             30              35
-------------------------------------------------------------------------------------------------------------------------
            $ 400,000                   $68,000      $102,000     $136,000      $170,000        $204,000        $238,000
-------------------------------------------------------------------------------------------------------------------------
              600,000                   103,000       155,000      206,000       258,000         309,000         361,000
-------------------------------------------------------------------------------------------------------------------------
              800,000                   138,000       207,000      276,000       345,000         414,000         483,000
-------------------------------------------------------------------------------------------------------------------------
            1,000,000                   173,000       260,000      346,000       433,000         519,000         606,000
-------------------------------------------------------------------------------------------------------------------------
            1,200,000                   208,000       312,000      416,000       520,000         624,000         728,000
-------------------------------------------------------------------------------------------------------------------------
            1,400,000                   243,000       365,000      486,000       608,000         729,000         851,000
-------------------------------------------------------------------------------------------------------------------------
            1,600,000                   278,000       417,000      556,000       695,000         834,000         973,000
-------------------------------------------------------------------------------------------------------------------------
            1,800,000                   313,000       470,000      626,000       783,000         939,000       1,096,000
-------------------------------------------------------------------------------------------------------------------------
            2,000,000                   348,000       522,000      696,000       870,000       1,044,000       1,218,000
-------------------------------------------------------------------------------------------------------------------------

         NOTE:

         (1) ASSUMING THAT THE NAMED EXECUTIVE OFFICERS ABOVE REMAIN EMPLOYED BY TCPL UNTIL AGE 60 AND THAT THE REGISTERED PENSION PLAN AND THE EXECUTIVE SUPPLEMENTAL PENSION PLAN REMAIN IN FORCE SUBSTANTIALLY IN THEIR PRESENT FORMS, SUCH OFFICERS WILL HAVE APPROXIMATELY THE FOLLOWING LISTED NUMBER OF YEARS OF CREDITED PENSIONABLE SERVICE: H.N. KVISLE -- 23 YEARS, R.K. GIRLING -- 24 YEARS; R.J. TURNER -- 31 YEARS, A.J. POURBAIX -- 26 YEARS AND DENNIS J. MCCONAGHY -- 32 YEARS. SEE "EMPLOYMENT CONTRACTS". AMOUNTS ARE ROUNDED TO THE NEAREST ONE THOUSAND DOLLARS.

EMPLOYMENT CONTRACTS

         TCPL has entered into an agreement with Mr. Kvisle to grant additional credited pensionable service. Upon his completion of five years of continuous service with TCPL (the "Vesting Period"), he will be granted five years of additional credited pensionable service. Effective on each of the next five anniversaries of the Vesting Period, Mr. Kvisle will be granted one additional year of credited pensionable service. All such additional service is not to exceed ten additional years of credited pensionable service and is only to be recognized on that portion of his pensionable earnings which exceeds his annual Registered Pension Plan earnings, to be recognized in the Executive Supplemental Pension Plan.

COMPOSITION OF THE HUMAN RESOURCES COMMITTEE

         The Human Resources Committee is composed of five directors being, K.L. Hawkins (Chair), W.K. Dobson, D.P. O'Brien, W.T. Stephens, and J.D. Thompson, who are neither officers nor former officers of TransCanada or any of its subsidiaries. The committee is mandated to review the company's human resource policies and plans, monitor succession planning, and to assess the performance of the President and Chief Executive Officer and other senior officers of the Company against set objectives. The committee approves the salary and other remuneration to be awarded to senior executive officers of the Company. The committee reports to the Board with recommendations on the remuneration package for the President and Chief Executive Officer. The committee approves executive compensation plans, as well as approving any major changes to the Company's compensation and benefit plans. The committee considers and approves any changes to TCPL's Canadian pension plans relating to benefit aspects of these plans. Further, the committee administers or monitors the Executive Share Unit Plan, the TransCanada Restricted Share Unit Plan (the "Restricted Share Unit Plan"), the Stock Option Plan and the Performance Unit Plan. The Committee reports to the Board on all material matters considered or recommended and approved by it.

REPORT ON EXECUTIVE COMPENSATION

         The Human Resources Committee reviews overall compensation policies and approves the salary and other remuneration to be awarded to executive officers of TransCanada and TCPL. TransCanada and TCPL have adopted a market based compensation program which is designed to be competitive in attracting and retaining employees and to appropriately reward accomplishments and results through pay for performance. The program is comprised of four components: base salary, short-term, mid-term and long-term incentive compensation. The program provides for a combination of competitive base salary and performance-based incentive programs that focus on business achievements, fulfillment of individual objectives and overall job performance. There is a particular focus on reinforcing commitment to maximize shareholder value. Business and individual performance targets are set annually. If actual performance meets objectives, an individual's total direct compensation is designed to be comparable to the median of the market. If actual performance exceeds those targets, an individual's total direct compensation is designed to be competitive with compensation levels in other top performing companies within the comparator group.

         In addition, effective January 1, 2003, senior officers of the Company were given guidelines to achieve an ownership stake in TransCanada that is significant in relation to their base salary. Officers have five years to meet these ownership guidelines, which are:

                President and Chief Executive Officer.................... 3 times Base Salary
                Executive Vice-Presidents................................ 2 times Base Salary
                Certain Senior Executives................................ 1 times Base Salary

         In calculating their ownership in TransCanada common shares, officers are entitled to include the value of shares owned, and any units held under the Executive Share Unit Plan, described elsewhere in this Annual Filing of Reporting Issuer. Pursuant to the Company's stock ownership guidelines, as at December 31, 2003 the CEO held a current value of $2,543,073 in eligible shares. This is equivalent to 3.24 times his 2003 base salary.

         The pay mix as between base salary and performance based incentive programs for the Named Executive Officers ranges from 26% to 37% of total direct compensation in base pay and 63% to 74% of total direct compensation in performance based incentives.

         When determining the level of individual executive compensation, the committee considers market compensation data, which is provided by independent compensation consultants. This compensation data comprises aggregate compensation market data from other Canadian based companies (head office or subsidiary offices) of similar size and scope to the TransCanada group of companies, determined by revenue, assets, market capitalization, number of employees and industry. The industry data utilized is derived from and includes oil and gas (upstream, downstream, heavy oil), pipeline, transportation and, for the power business, electric utilities. This group of companies is referred to in this report as the "comparator group".

         For 2003, the Company's objectives focused on the diligent and disciplined implementation of the Company's key strategies for growth and value creation. Performance against these strategies delivered strong financial results with an increase in earnings compared to 2002 and continued strong cash flows. Specifically:

         o Net income from continuing operations per TransCanada share in 2003 was $1.66 compared to $1.56 in 2002;

         o Funds generated from continuing operations in 2003 were approximately $1.8 billion; and

         o        Total shareholder return was 27% in 2003.

         BASE SALARIES

         Base salaries for the Named Executive Officers are considered against the market compensation data for similar roles and levels of responsibility within the comparator group. Individual salaries are based on the Named Executive Officer's performance contribution to TransCanada and TCPL, as assessed by the President and Chief Executive Officer and the committee, and approved by the committee.


         SHORT-TERM INCENTIVE COMPENSATION

         Annual incentive compensation is designed to link total cash (base salary and short-term incentive awards combined) compensation levels to the achievement of business and individual goals. The plan provides for annual cash awards based on individual contribution to the Company's results, measured against objectives that are determined at the beginning of each year with an emphasis placed on the individual's performance or contribution toward financial objectives.

         If individual threshold performance levels are not reached, no incentive is payable; if target performance levels are reached, the notional market target award is payable. The plan also provides for incentive payments in excess of the notional market target award, at the discretion of the President and Chief Executive Officer and in consultation with the committee, if performance in a year is superior or exceptional.

         MID-TERM INCENTIVE PROGRAM

               EXECUTIVE SHARE UNIT PLAN

         The Named Executive Officers participate in a mid-term incentive program, the Executive Share Unit Plan was implemented on February 24, 2003 and then amended to give effect to the plan of arrangement. The Executive Share Unit Plan is an integral part of the competitive compensation program and is performance driven in that it aligns the individual performance of officers, including the Named Executive Officers, with the achievement of financial objectives and shareholder interests. Under the Executive Share Unit Plan, the
         Named Executive Officers are eligible for an annual award of a certain number of units as determined at the discretion of the committee. The committee will consider an individual's performance, level of responsibility, number of stock options awarded, the market value of the Executive Share Unit and stock option awards in comparison to the market data of its competitors, and the degree to which each executive's potential and contribution will be key to the success of the Company in determining the size of the unit award for each individual executive officer.

         At the time of an award, each Executive Share Unit represents the value of one TransCanada common share and, during the three year vesting cycle, at the time a dividend is declared on the TransCanada common shares each unit accrues an amount equal to such dividend, which amount is then reinvested at such time in additional units at a price equal to the market value of a common share. At the end of three years, provided that the pre-determined corporate performance criteria (as discussed below) are met, the units will vest. Upon vesting, the units held will be valued based on the current share price (a weighted average closing price on the TSX during the five trading days immediately prior to the valuation date) of the TransCanada common shares.

         At the time of an award, the committee will set predetermined corporate performance criteria as a target and a threshold. If at the end of the three year term the target is achieved or exceeded, 100% of the units held will vest and, if only the threshold is achieved, 50% of the units held will vest. If the threshold is not achieved, none of the units held will vest. In the event that the threshold is exceeded but the target is not achieved, the committee will have the discretion to determine on a pro rata basis the number of units that vest. Awards are based on the target and threshold and are measured with respect to the absolute total shareholder return ("TSR"), the relative TSR as compared to other specified comparison companies (these include Canadian and U.S. organizations with comparable business models and a sample of the Standard & Poor's ("S&P")/TSX 60 index companies) and corporate financial performance (earnings per share (EPS) and funds generated from continuing operations).

         LONG-TERM INCENTIVE PROGRAM

              STOCK OPTION PLAN

         The Named Executive Officers, as well as other key employees, are eligible to participate in the Stock Option Plan.

         The Stock Option Plan is a component of the Named Executive Officers' total compensation program. The Stock Option Plan is intended to reinforce executive officer commitment to the long-term growth and profitability of the Company and shareholder value. The size of the annual stock option award to individual executive officers is determined by considering individual performance, level of responsibility, authority and overall importance to the current welfare of the TransCanada group of companies, and the degree to which each executive officer's long-term potential and contribution will be key to the long-term success of the Company. The committee has flexibility in the determination of the size of the award, the vesting date and expiry date for any options awarded; and, when making its decisions, takes into account all relevant circumstances (including the value of TransCanada's stock option awards in comparison with its competitors and the number of units awarded under the Executive Share Unit Plan). In the case of stock options, executive officers benefit only if the market value of the stock subject to the option at the time of exercise is greater than that at the time of the award.

         The Stock Option Plan is administered by the committee. The exercise price of options is determined by the committee at the time options are awarded and is equal to the higher of the closing price of TransCanada common shares on the date of the award and the weighted average closing price of the TransCanada common shares on the TSX during the five trading days immediately preceding the date of the award. Options awarded under the Stock Option Plan up to and including the 2002 award vest as to 25% on the date of award and then 25% on each anniversary thereafter for a period of three years and will be eligible to be exercised until their expiry date, which is generally ten years from the date on which they were awarded. Options awarded under the Stock Option Plan since 2003 will vest as to 33 1/3% on each anniversary of the date of award for a period of three years. Such options will be eligible to be exercised until their expiry, which will generally be seven years from the date on which they were granted.

         The total number of common shares originally reserved for issuance under the 1995 Option Plan was 25,000,000. As at December 31, 2003, approximately 10,355,000 common shares were issuable under outstanding options under the Stock Option Plan. As at February 24, 2004, approximately 11,555,000 common shares were issuable under outstanding options under the Stock Option Plan. Exercise prices for unexercised, issued options range from $10.03 to $26.85, with expiry periods ranging from March 4, 2004 to February 25, 2012.

              PERFORMANCE UNIT PLAN

         The Performance Unit Plan was established in 1995, has been amended from time to time and is administered by the committee. The Named Executive Officers, as well as other key employees, participate in the plan. In July 2002, the committee amended the plan to provide that no further units would be granted under the plan. Accruals on outstanding performance units, however, will continue in accordance with the plan until 2012. In 2003 the plan was amended to give effect to the plan of arrangement.

         Under the Performance Unit Plan, a unit accrues annually a cash amount which is no greater than the dividends paid on a TransCanada common share for the preceding financial year if TransCanada's total shareholder return is equal to or greater than that of the peer group index for such financial year. If TransCanada's total shareholder return is less than that of the peer group index for such year, the committee may award a lesser amount.

         A performance unit may be redeemed for the dollar value accrued on the unit beginning on the third anniversary of the award date, the vesting date, and is deemed to be automatically redeemed on the tenth anniversary of the award date. However, at the time of exercise the market price of a TransCanada common share plus the amount accrued on the unit must be equal to or greater than the market price of a TransCanada common share on the award date of the unit, and the Stock Option awarded on the same date as the unit must have been previously exercised provided such exercise was not prior to the unit's vesting date.

         As at December 31, 2003, approximately 7,550,000 units under the Performance Unit Plan were outstanding. As at February 24, 2004, approximately 7,519,000 units under the Performance Unit Plan were outstanding.

         EMPLOYEE STOCK SAVINGS PLAN

         Named Executive Officers participate in the Employee Stock Savings Plan on the same basis as all other employees. Each employee may direct a payroll deduction toward the purchase of TransCanada common shares. TCPL matches the employee-directed purchase in an amount equal to 25% of the employee amount to a maximum additional Company contribution of 1% of the employee's base salary. The shares purchased and the dividends paid on those shares are allocated to the employee account and vest immediately.

         COMPENSATION OF THE PRESIDENT AND CHIEF EXECUTIVE OFFICER

         Mr. Kvisle's compensation is established with reference to the comparator group. The committee makes recommendations to the Board regarding Mr. Kvisle's compensation on the same performance-related basis as for the other executive officers including a review of the CEO's success with respect to all of his personal objectives. There are no established weightings or formulaic calculations used in assessing Mr. Kvisle's performance against objectives. The committee considered weightings but made a decision to use discretion instead, but place a higher emphasis on financial results such as earnings per share, earnings before interest, taxes, depreciation and mortization (EBITDA) and TEV/EBITDA (total enterprise value divided by EBITDA). Mr. Kvisle's compensation is comprised of base salary, incentive compensation and participation in the Executive Share Unit Plan, Stock Option Plan, Performance Unit Plan, Employee Stock Savings Plan, and Registered Pension Plan and Executive Supplemental Pension Plan. See "Compensation and Other Information - Employment Contracts".

         The President and Chief Executive Officer's 2003 personal objectives focused on maximizing shareholder value by providing strong corporate leadership in the pursuit of growth and value creation through business development opportunities in the pipeline and power businesses; optimizing company assets through active portfolio management and adhering to operationally excellent business practices; and, building management teams at all levels of the organization capable of delivering business results in line with investors expectations. Advancing the Company's position in the overall energy value chain by building long-term winning relationships is an ongoing priority for Mr. Kvisle. In 2003, his attention was concentrated on eastern customers, members of the Canadian Association of Petroleum Producers (CAPP), and northern constituencies, and he

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

         was appointed as the first Canadian chair of the Board of Directors of the Interstate National Gas Association of America (INGAA).

         The level of focused and strategic leadership provided by Mr. Kvisle resulted in net income, earnings per share, and TSR in excess of objectives, positioning the TransCanada group of companies to capture opportunities that create significant value for shareholders in the short term and over the long term.

         The Board is of the view that Mr. Kvisle's contribution to the Company's achievements in 2003 was superior, resulting in his compensation being in excess of the median of the comparator group. In the determination of Mr. Kvisle's total direct compensation for 2003, the Board considered the achievement of the corporate and personal objectives and goals (both financial and non-financial) as well as any significant economic, industrial, or market circumstances that influenced the performance of the Company. In this regard, the Board determined that all financial objectives of the Company were met with the majority exceeding target.

         Submitted by the Human Resources Committee of the Board:

                   K.L. Hawkins (Chair)             W.T. Stephens
                   W.K. Dobson                      J.D. Thompson
                   D.P. O'Brien

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


PERFORMANCE GRAPH

         The following chart compares the five-year cumulative total shareholder return on the TCPL common shares, and subsequent to May 15, 2003, TransCanada common shares to the S&P/TSX composite index (assuming reinvestment of dividends and considering a $100 investment on December 31, 1998 in common shares).


                                   [GRAPHIC]
                                   LINE GRAPH



----------------------------------------------------------------------------------------------------------------------------
                    DEC 31, 1998  DEC 31, 1999   DEC 31, 2000   DEC 31, 2001  DEC 31, 2002   DEC 31, 2003      COMPOUND
                                                                                                            ANNUAL GROWTH
----------------------------------------------------------------------------------------------------------------------------
TransCanada             100           58.9           87.2           105.6         127.3         161.7           10.1%
----------------------------------------------------------------------------------------------------------------------------
TSX                     100           131.7         141.5          123.7          108.3         137.2            6.5%
----------------------------------------------------------------------------------------------------------------------------


        INDEBTEDNESS OF DIRECTORS, EXECUTIVE OFFICERS AND SENIOR OFFICERS

         No insider has any material interest in TransCanada or TCPL.

                 INTERESTS OF INSIDERS IN MATERIAL TRANSACTIONS

         No director or senior officer is indebted to TransCanada or TCPL.

                                     AUDITOR

         KPMG LLP has been appointed as auditor for TCPL and KPMG LLP and its predecessor firms have served as auditor for the Company since 1956. KPMG LLP is the auditor for TCPL and its subsidiaries.

                              MANAGEMENT CONTRACTS

         The management functions of TCPL are substantially performed by the directors and senior officers of the Company.

Dated this 24th day of February, 2004

                                          On behalf of the Board of Directors



                                               /s/ Rhondda E.S. Grant
                                          --------------------------------------
                                          Rhondda E.S. Grant
                                          Vice-President and Corporate Secretary


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